Exhibit 99.1

CITIBANK CREDIT CARD MASTER TRUST I

EXTENSION OF SERIES 2009 EXPECTED FINAL PAYMENT DATE

February 5, 2010

    Reference is hereby made to the Citibank Credit Card Master Trust I Series 2009 Credit Card Participation Certificate and the related Series 2009 Supplement dated as of May 1, 2009 (the “Series 2009 Supplement”), to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, as amended through the date hereof (the “Pooling and Servicing Agreement”), each among Citibank (South Dakota), National Association, as Seller and Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement or the Series 2009 Supplement, as applicable.

    In accordance with the definition of  “Series 2009 Expected Final Payment Date” in the Series 2009 Supplement, the Seller hereby notifies the Trustee and the Series 2009 Certificateholder of the extension of the Series 2009 Expected Final Payment Date from the February 2010 Distribution Date to the February 2013 Distribution Date.  This extension shall become effective upon receipt by the Seller, the Servicer and the Trustee of written confirmation from each of the Rating Agencies that such extension will not result in a reduction or withdrawal of the rating of any outstanding Investor Certificates or Notes with respect to which it is a Rating Agency.

                               CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
                                       as Seller

                               By:  /s/ Douglas C. Morrison
                                     ---------------------------------------------
                                  Douglas C. Morrison
                                  Vice President

The Trustee hereby acknowledges, as of February 5, 2010,  receipt of the Rating Agency confirmation letters referenced in the attached notice and, as a result, acknowledges the extension of the Expected Final Payment Date of the Series 2009 Credit Card Participation Certificate and the Series 2009 Supplement from the February 2010 Distribution Date to the February 2013 Distribution Date.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Trustee

By:  /s/ William Schwerdtman
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    William Schwerdtman
    Associate

By:  /s/ Maria Inoa
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    Maria Inoa
    Associate

Citibank (South Dakota), National Association, as sole Series 2009 Certificateholder, hereby acknowledges as of February 5, 2010 the extension of the Expected Final Payment Date of the Series 2009 Credit Card Participation Certificate and the Series 2009 Supplement from the February 2010 Distribution Date to the February 2013 Distribution Date.

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
  as sole Series 2009 Certificateholder

By:  /s/ Douglas C. Morrison
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    Douglas C. Morrison
    Vice President

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